UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

GLOBAL GOLD ROYALTY, INC.
(Exact name of registrant as specified in its charter)

Nevada	84-2834915
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

701 North Green Valley Parkway, Suite 200

Henderson, NV 89074

(Address of principal executive offices, Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-251389

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form S-1, as amended, filed with the Commission (File No. 333-251389) on December 16, 2020 is herein incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation (1)

3.2	Certificates of Amendment (1)

3.3	Bylaws (1)

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the US Securities and Exchange Commission on December 16, 2020.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Global Gold Royalty Inc.

Date: February 22, 2022	By:	/s/ Sam Kwok
Sam Kwok
Chief Executive Officer

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